EXHIBIT 23.2 - Consent from Auditors

                                      LLB
                          L.L. Bradford & Company, LLc
                          Certified Public Accountants
                                 & Consultants
                             344q S. Bastern Avenue
                            Las Vegas, Nevada 89109
                              Phone: 702-735-5030
                               Fax: 702-735-4854
                                  [LETTERHEAD]

November 18, 2002

U.S Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N. W.
Washington, DC 20549

Re: Human BioSystems (Formerly Known as HyperBaric Systems)-Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby accept to the incorporation by reference in this Registration Statement on Form S-8, our report dated January 29, 2002 in HyperBaric Systems' Form 10-KSB for the year ended December 31, 2001, and to all references to our firm included in this Registration Statement.

Sincerely,

/s/ L.L. Bradford & Company
---------------------------
    L.L. Bradford & Company